UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2011

ANTS SOFTWARE INC.
(Exact name of registrant as specified in charter)

Delaware	000-16299	13-3054685
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Cambridge Square,
Suite F
Alpharetta, Georgia 30009
 (Address of principal executive offices / Zip Code)

 (856) 914-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.

On April 21, 2009, ANTs software inc. (“ANTs” or the “Company”) entered into a Licensed Works Agreement and accompanying Statement of Work (the “Agreements”) with International Business Machines Corporation (“IBM”) pursuant to which the Company has granted IBM a non-exclusive license to use, distribute and sublicense a computer software program known as ANTS Compatibility Server for Sybase to DB2 (the “Licensed Software”).

The Licensed Software is designed to migrate applications from the Sybase ASE database platform to IBM DB2 database platforms.  IBM will pay to the Company a percentage of royalties realized from license revenue and maintenance fees attributable to the Licensed Software.

Copies of the Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference into this Item 1.01.  The foregoing description of the material terms of the Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

10.1	Licensed Works Agreement, dated April 21, 2009, by and between the Company and International Business Machines Corporation

10.2
Statement of Work, dated April 21, 2009, by and between the Company and International Business Machines Corporation (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 16, 2011	ANTs software inc.

		By: /s/	Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Licensed Works Agreement, dated April 21, 2009, by and between the Company and International Business Machines Corporation

10.2
Statement of Work, dated April 21, 2009, by and between the Company and International Business Machines Corporation (portions of this exhibit have been omitted pursuant to a request for confidential treatment on file with the Securities and Exchange Commission)